UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2025, Omega Healthcare Investors, Inc. (“Omega” or the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, Omega’s stockholders, upon the unanimous recommendation of the Board of Directors, approved an amendment to the Omega Healthcare Investors, Inc. Articles of Amendment and Restatement to increase the number of authorized shares of common stock, $0.10 par value per share, from 350,000,000 shares to 700,000,000 shares (the “Amendment”).

A summary of the Amendment was included as part of Proposal 4 in Omega’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2025, as amended. The summary of the Amendment contained in the proxy statement is qualified by and subject to the full text of the Amendment, which is included in the Company’s Articles of Amendment and Restatement, as amended, and filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of 242,057,737 shares of Omega’s common stock were present in person or represented by proxy, representing approximately 84.29% of the total outstanding common stock as of the record date for the meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

	For	Against	Abstentions	Broker Non-Votes
Kapila K. Anand	191,867,831	7,007,593	428,665	42,753,648
Craig R. Callen	191,605,157	7,266,315	432,617	42,753,648
Dr. Lisa C. Egbuonu-Davis	194,618,346	4,022,649	663,094	42,753,648
Barbara B. Hill	192,199,888	6,416,848	687,353	42,753,648
Kevin J. Jacobs	196,157,915	2,718,367	427,807	42,753,648
C. Taylor Pickett	195,393,992	3,491,346	418,751	42,753,648
Stephen D. Plavin	188,019,184	10,868,304	416,601	42,753,648
Burke W. Whitman	193,917,650	4,968,308	418,131	42,753,648

Proposal 2: Proposal to Ratify the Selection of Ernst & Young LLP as Omega’s Independent Auditor for Fiscal Year 2025

For	Against	Abstentions	Broker Non-Votes
230,705,879	10,808,358	543,500	Not applicable

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
190,077,014	8,122,265	1,104,810	42,753,648

Proposal 4: Amendment to Omega’s Charter to Increase the Number of Authorized Shares of Its Common Stock

For	Against	Abstentions	Broker Non-Votes
231,662,341	8,905,260	1,490,136	Not applicable

Each of the director nominees was elected, the selection of Ernst & Young LLP was ratified, Omega’s executive compensation was approved on an advisory basis, and Omega’s charter amendment to increase the number of authorized shares of common stock was approved.

Item 7.01	Regulation FD Disclosure.

Effective as of the completion of the Annual Meeting, Mr. Plavin was appointed to serve on the Investment Committee, in place of Mr. Pickett, and no longer serves on the Compensation Committee. The membership of the Board’s standing committees is as set forth below:

Audit Committee

Members: Kapila K. Anand (Chair), Craig R. Callen, Kevin J. Jacobs and Burke W. Whitman

Compensation Committee

Members: Burke W. Whitman (Chair), Barbara B. Hill and Dr. Lisa C. Egbuonu-Davis

Investment Committee

Members: Craig R. Callen (Chair), Kapila K. Anand, Kevin J. Jacobs and Stephen D. Plavin

Nominating and Corporate Governance Committee

Members: Stephen D. Plavin (Chair), Craig R. Callen, Dr. Lisa C. Egbuonu-Davis and Barbara B. Hill

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

3.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., as amended through June 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: June 6, 2025	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel